Exhibit a(25)

CERTIFICATE OF AMENDMENT

TO THE

AGREEMENT AND DECLARATION OF TRUST

OF

CREDIT SUISSE TRUST

The undersigned, being the Secretary of Credit Suisse Trust, a Massachusetts business trust (the “Trust”), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Agreement and Declaration of Trust, dated as of March 15, 1995, as amended (as so amended, the “Declaration”), to amend the Declaration by action of a majority of the Trustees, the Trustees have, by the affirmative vote of a majority of the Trustees at a meeting held on 12 November, 2019, adopted the following amendments to the Declaration:

(1)                                 Section 1.4 is amended as follows:

(a)                                 A new definition is added:  “Class” shall mean the one or more classes of Shares (as defined below) of a Portfolio (as defined below) of the Trust as may be established and designated as a Class from time to time by the Trustees pursuant to Section 6.1(a) hereof.

(b)                                 The definition of “Majority Shareholder Vote” is amended by adding, in the proviso, the words “or Class” following the word “Portfolio” each time it appears in the proviso.

(c)                                  The definition of “Prospectus” is amended by adding the words “or Class” following the word “Series” each time it appears in that definition.

(d)                                 The definition of “Shares” is deleted in its entirety and replaced by the following:

“Shares” means the transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time, including the Shares of any and all Portfolios and Classes which may be established and designated by the Trustees, and includes fractions of Shares as well as whole Shares.  Any references to Shares in this Declaration which are not accompanied by a reference to any particular Series or Portfolio or Class shall be deemed to include references to Shares of any or all Series, Portfolios or Classes as the context may require.

(2)                                 Section 4.12 is amended by adding the words “and subject to any specific expenses relating to a Class” following the word “hereof.”

(3)                                 Section 6.1(a) is amended as follows:

(a)                                 Adding the words “and Classes” following the word “Series” in the title thereof;

(b)                                 The second sentence is amended by adding the following to the end of the sentence: “ and to further divide the Shares of any Portfolio or Series into one or more Classes, as they deem necessary or desirable.”

(c)                                  The third sentence is amended by adding the words “and Class” following the word “Portfolio” each time it appears in that sentence.

(4)                                 Section 6.1 (b) is amended by adding “and Classes” following “Portfolios” in the Title and shall further be amended by adding the words  “or Class” or “or Classes” following each reference to “Portfolio” or “Portfolios” as the context shall require.

(5)                                 Section 6.1(c) is amended by adding  “and Classes” following “Portfolios” in the title and is further amended by adding the words “or Classes” following each reference to “Portfolios” in the last sentence thereof.

(6)                                 Section 6.2(c) is amended by adding the following sentence prior to the second sentence of the paragraph:

“Any such dividends and distributions shall appropriately reflect the expenses related directly or indirectly to a particular Class.”

And by adding the following at the beginning of the next sentence:  “ Subject to the foregoing,”

(7)                                 Section 6.2(d) is amended by adding the following to the beginning of the second sentence:

“Subject to variations between the Classes of any Portfolio,”

(8)                                 Sections 6.2(f), 6.2(g) and 6.2(h) are amended by adding the words “or Class” following the word “Portfolio” each time it appears in those Sections.

(9)                                 Section 6.2(j) is amended by adding to the beginning of the first sentence the words “Subject to variations between the Classes of any Portfolio,”

(10)                          Section 7.1 is amended by adding the words “or Class” following the word “Portfolio” each time it appears in that Section, and the words “or Classes” following the word “Portfolios” each time it appears in that Section.

Except as amended hereby, the Declaration remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, being the Secretary of the Trust, has executed this instrument as of this 30th day of December, 2019.

/s/ Karen Regan
Karen Regan
Secretary

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